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                                                                   EXHIBIT 10.13


                                [NETSCAPE LOGO]

                        NETSCAPE COMMUNICATIONS CORPORATION
                         CO-MARKETING SERVICES AGREEMENT

This Co-Marketing Services Agreement ("Agreement"), entered into by and between Netscape Communications Corporation ("Netscape"), a Delaware corporation located at 501 East Middlefield Road, Mountain View, California 94043, and CyberSource Corporation ("Co-Marketer"), a California corporation with its principal place of business at 550 South Winchester Boulevard, Suite 301, San Jose, California 95128, is effective as of the effective date set forth below ("Effective Date").

                                    RECITALS

A. Netscape is in the business of developing manufacturing, marketing and distributing Internet-related products and technology, provides related services, and in connection with its marketing efforts, maintains World Wide Web sites for the provision of local language geographically-targeted Internet content, navigation and directory services;

B. Co-Marketer is in the business of electronic distribution of software and digital products over the Internet; and

C. The parties wish to perform certain co-marketing activities, and therefore wish to enter into this Agreement to provide certain services in connection with the performance of such co-marketing activities.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.     DEFINITIONS.

For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

"CO-MARKETER BRAND SERVICE" means the Internet-related content service specified as "CoMarketer Brand Service" on Exhibit A.

"CONTENT PROVIDER" means a party meeting the requirements of the definition of "Content Provider" as set forth on Exhibit A.

"FRONT PAGE" means. the page on the Internet which is the initial point of entry for an end user accessing a Service.

"LAUNCH DATE" means the date set forth on Exhibit A.

"NETSCAPE'S LOCAL WEB SITES" means the collection of local-language geographically-targeted HTML documents corresponding to the Territories and accessible by the public via the Internet at the URLs Listed on Exhibit B and/or at such other URL or URLs as Netscape may designate.

"PAGE VIEW" means the calling up of an HTML page.

"SERVICE" means the services specified as "Service" on Exhibit D, the operation of which is further described in this Agreement. For the purposes of this Agreement, the Service for each particular Territory shall be deemed a distinct Service hereunder.

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"Service Ad Inventory" means the electronic advertising inventory within the
Services and any other advertising inventory which Co-Marketer will manage as described in this Agreement.

"Service Name" means the name of a Service and local-language equivalents for the Service's Territory, if any, such name(s) to be decided upon the mutual agreement of the parties.

"Term" means the period specified as "Term" on Exhibit A.

"Territory" means each of the target language and geographic combinations listed on Exhibit E attached hereto, collectively the "Territories".

2. Scope. All rights and obligations of Co-Marketer and Netscape set forth in Sections 3 through 8 herein and on Exhibit D shall apply to each of the Territories listed in Exhibit E. As further described herein, Co-Marketer shall be responsible for the production and content programming for each Territory of a Service, such production and content programming to be uniquely tailored to the cultural, economic and linguistic qualities of, and the use of the Internet in, such Territory, and to appear to an end user to be wholly-integrated for the purposes of such Territory. The rights and obligations of the parties as set forth in Sections 9 through 16 shall apply to the Territories in the aggregate, as further described in such Sections.

3. Service Features. In addition to the features of each Service as described on Exhibit D, each Service shall also conform with the following requirements:

      3.1. Location of Service. The Services will reside solely on Co-Marketer's servers but will have a "Netscape.com" domain name and will be directly linked, within one click away, to Netscape's Local Web Sites. The parties acknowledge and agree that all access to the Services shall be deemed to be via Netscape's Local Web Sites, and therefore shall be counted as Netscape traffic. Co-Marketer shall neither promote any other Web site, including but not limited to other sites operated by Co-Marketer, from the Services nor promote the Services from any other web site unless mutually agreed by Co-Marketer and Netscape. Co-Marketer expressly agrees that Co-Marketer shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

      3.2. Target Market The Service's primary target market is as specified as "Target Market" on Exhibit A. The Services will be provided by Co-Marketer only in the languages and focused on the geographic markets set forth in Exhibit E.

      3.3. Name of the Service. Each Service Name will be mutually agreed upon by Netscape and Co-Marketer. Co-Marketer shall not independently use the Service Names without Netscape's prior written consent unless such use occurs in connection with Co-Marketer's advertising sales and promotional efforts on behalf of the Services. Each Service Name shall be displayed on every page of the corresponding Service and no other locations without Netscape's prior written consent except in connection with such advertising sales and promotional efforts on behalf of such Service. If a Service Name includes a co-branding component, Co-Marketer may not use the corresponding Service Name with Netscape's name expunged, provided, however, that nothing herein shall restrict Co-Marketer's use of the name "software.net" used independently of the Service Name. Co-Marketer may not use a Service Name independent of the corresponding Service except as provided for above in this Section 3.3.

      3.4. Design of Service. The Services shall be co-branded equally by Netscape and Co-Marketer. Co-Marketer shall be responsible for creating the graphic user interface including navigation, architecture, look and feel as well as the tone of each Service, taking into consideration the cultural, economic and linguistic qualities of such Service's Territory; provided, however, that Netscape and Co-Marketer shall mutually agree to the initial design of each Service.

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4. Service Log Reports; Search Functionality.

      4.1 Weekly Log Reports. On a weekly basis, Co-Marketer shall provide Netscape with the daily user access logs for each URL or entry point into the Service. The content and format of such reports shall be mutually agreed by Co-Marketer and Netscape. The information contained in the report shall be Netscape's and Co-Marketer's Confidential Information, provided, however that Netscape shall have the right to use the information contained in such reports in Netscape's confidential and public reporting of access to (1) the Services in the aggregate, (2) Netscape's Local Web Sites, individually and in the aggregate, and (3) Netscape's web sites worldwide in the aggregate.

      4.2. Search Functionality. A field providing search functionality will be included on pages within each Service as the parties may mutually determine. The search executed from the search field will only cover content within such search field's Service itself.

5.    [*] in the Services.

      5.1. Application Process. [*] in a Service. Co-Marketer will be responsible for administering the Content Provider application process and serve as the primary point of contact for companies interested in becoming Content Providers.

      5.2. Organization of Content Providers. In each Service, content provided by Content Providers shall appear as set forth in Exhibit F or as otherwise agreed to by the parties in writing from time to time.

      5.3. Integrated Community. Netscape and Co-Marketer acknowledge that the intent of each Service is to provide an "integrated community" experience for Netscape users and not to provide Co-Marketer with any special prominence in listings relative to Co-Marketer's other services, unless such enhanced presence or positioning is agreed to by Netscape. Promotion of Co-Marketer's web sites and Internet-related services within the Service will be minimized to prevent diversion of user traffic from the Services. [*]

      5.4. Technical Support. If Co-Marketer receives any questions from a prospective or existing Content Provider relating to specific development or technical support (such as how to develop on the Netscape platform), Co-Marketer will refer the prospective or existing Content Provider to the Netscape Developer Program as described on the language- and/or geographically-appropriate Netscape Local Web Site.

6. Promotion of the Services in Netscape's Products; Performance Reviews. For as long as Netscape offers the products and services described in Exhibit G, Netscape shall provide the services set forth in Exhibit G to promote the Services during the Term. The parties shall participate in performance reviews as set forth on Exhibit G.

7. Co-Marketer's Obligations.

      7.1. Production, Technology and Content Programming. Co-Marketer shall be responsible for all production and content programming of the Services. The Services shall be fully functional and accessible to end users on the Launch Date unless otherwise mutually agreed by Co-Marketer and Netscape. The Services shall use substantially the same technology and advantages as Co-Marketer uses in Co-Marketer Brand Service unless otherwise agreed to by the parties. The Services shall not be materially disadvantaged or suffer from inferior production, programming or performance relative to Co-Marketer Brand Service, or any similar service which Co-Marketer might make available to, or operate on behalf of, third parties. The Services shall perform

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substantially up to the same performance standards as Co-Marketer Brand Service, including, but not limited to, load time, timeliness of content, and quality of programming. Co-Marketer shall perform its duties described herein with substantially the same diligence and vigor as it employs with respect to its own services and Web sites and the services and Web sites Co-Marketer may operate for third parties, and Co-Marketer shall not favor its own Web sites, or those of any third party, over any Service. With respect to features and functionalities offered within the Services, Co-Marketer shall employ in the Services Netscape's technology, if available, rather than a technology which might compete with Netscape products or services. Co-Marketer's obligation to produce the Services, including production services, technology and content programming which meet or exceed standards established by Co-Marketer on its own Web site or services (or the Web site or services Co-Marketer manages for any third party) and general industry standards, is a material obligation of Co-Marketer under this Agreement.

      7.2. Equivalent Effort In operating the Service and performing merchandising and transaction services thereon, Co-Marketer will operate the Service and perform such services with substantially the same diligence and vigor as it employs operating its own services and Web sites. Without limiting the foregoing in the event Co-Marketer approaches a Content Provider for one or more of its own services and Web sites, Co-Marketer shall not unreasonably favor its own Web site, or the Web site or services of any third party, over any of the Services. The parties acknowledge that nothing contained herein requires that placement on the Services and Co-Marketer Web sites be offered at equal pricing.

      7.3. Material Harm to Netscape. Netscape may, in its reasonable discretion, at any time refuse to accept or publish, or direct Co-Marketer to refuse to accept or publish and cease publication of, a Content Provider listing an advertisement and/or other content on a Service or Services and any other areas related to the Services if such content is, in Netscape's reasonable opinion, unlawful, harmful, fraudulent, threatening abusive, harassing, defamatory, vulgar, obscene, profane, hateful, racially, ethnically or otherwise objectionable, including, without limitation, any material that encourages conduct that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state, national or international law. If Netscape, in its sole discretion, at any time reasonably determines that any of Co-Marketer's web sites, including but not limited to the Services and any other areas related to the Services, contains any material, or presents any material in a manner that Netscape reasonably deems likely to cause Netscape material damage, or an infringement of Netscape's or a third party's rights, or unlawful in any country or territory, Netscape may immediately terminate this Agreement if Co-Marketer has not revised to Netscape's reasonable satisfaction that material or presentation within five (5) business days of notification by any means from Netscape.

      7.4. Co-Marketer's Policy of Neutrality; Netscape Now Program Compliance on Co-Marketer's Web Site and the Services. In managing the Co-Marketer Brand Service, Co-Marketer has adopted, and shall continue to keep in full force and effect during the Term, a policy of neutrality regarding the issue of which Internet client software, software provider or "push" content delivery system is the preferable choice for users of such products. As a critical element of this policy, Co-Marketer [*] and [*] that it [*] in general [*] or [*] of the Co-Marketer [*] in a manner that [*] or [*] any particular Internet client software, software provider or "push" content delivery system; provided, however, that Co-Marketer may, in a manner substantially consistent with its past practices, [*] programs (typically no longer than [*] in duration) concerning specific software products and software providers which may result in the [*] of certain Internet client software, software providers or "push" content delivery systems on the Co-Marketer Brand Service. Co-Marketer agrees that Netscape's "Netscape Now" button, or the corresponding button or text in a successory program, shall be provided [*] and an [*] of [*]

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[*] on the Co-Marketer Brand Service as provided any other virtual button for any other Internet client software, software provider or "push" content delivery system. On pages operated by Co-Marketer on which the "Netscape Now" button is to appear, Co-Marketer will produce such pages such that when an end user presses or clicks on the Netscape Now button (or such other button used in connection with any successor program to the Netscape Now program), the end user's Internet client software will access the applicable HTML page located at a URL supplied by Netscape. Co-Marketer shall use reasonable commercial efforts promptly to remedy any malfunctioning of the "Netscape Now" button, provided Netscape will fully cooperate with Co-Marketer to remedy any such malfunctioning, and provided further that Co-Marketer shall not incur liability for any failure to remedy such malfunctioning if such remedy is not within the reasonable control of Co-Marketer. In the event that Netscape replaces the Netscape Now program with a successor program, Netscape shall advise Co-Marketer and Co-Marketer shall produce the page to conform to such successor program, provided Co-Marketer's obligations under such successor program shall not be materially increased. Netscape hereby grants Co-Marketer a nonexclusive, nontransferable, nonassignable, nonsublicensable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Co-Marketer's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English language Web Site. Co-Marketer acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Co-Marketer's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the Netscape Now button. Co-Marketer understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape Now button and associated trademarks will inure to the benefit of Netscape. Co-Marketer agrees not to register or use any trademark that is similar to the Netscape Now button. Co-Marketer further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that could tend to reflect adversely on Netscape or its products.

        7.5. Marketing Collateral. Co-Marketer will maintain on each Service marketing collateral for such Service. The collateral will be updated regularly and on an as-needed basis. The marketing collateral, as well as an application for Content Provider participation in such Service, as described in Section 5.1, shall be located in an easily accessible location. Each party shall include a link to each Service's marketing collateral in an appropriate area of the party's primary web site.

        7.6. Service Enrollment Support. Co-Marketer shall provide information and sales support to Content Providers regarding participation in the Service. All fees charged by Co-Marketer to Content Providers related to the preparation and maintenance of Content Provider's content on the Service shall be collected and retained by Co-Marketer, such fees to be agreed upon by Co-Marketer and Netscape.

        7.7. Technical Support of Service. During the Term, Co-Marketer shall provide technical support services for the Services in a timely basis. Co-Marketer shall appoint a technical contact to whom Netscape may address all technical questions relating to the Services. Co-Marketer shall use best efforts to promptly remedy any material malfunctioning of the Services.

8. Joint Activities.

      8.1. Advertising. Commencing on the Effective Date, Netscape and/or its agent will manage and sell all advertising and sponsorships within the Service Ad Inventory. The process of placement of advertisements on the Services shall be mutually agreed by Co-Marketer and Netscape. [*] shall be reserved to advertising by

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Content Providers related to such Content Provider's content on the Service.
In operating the Service, the performance of site auditing, traffic analysis, functionality and other advertising related services shall be mutually agreed by Co-Marketer and Netscape. Co-Marketer may require all advertisers on the Services to execute Co-Marketer's then current form of insertion order.

        8.2. Press Plans. Co-Marketer and Netscape agree to participate in a joint press announcement regarding the Services which will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Notwithstanding the foregoing, either party may issue its own press release, subject to the other party's prior approval of the content within the release. With respect to major advertising and marketing deal announcements regarding the Services, Netscape and Co-Marketer shall have forty-eight (48) hours to respond, in writing, to any proposed announcement. In any press announcement regarding any or all of the Services, both Co-Marketer and Netscape's name and logo shall be included in the press release, and the names and logos shall appear with equal prominence. Interviews with the press regarding announcement of the Services shall be coordinated between both Netscape and Co-Marketer.

      8.3. Research. If Co-Marketer or Netscape conducts any research regarding any or all of the Services, such research results shall be shared between both companies on a timely basis. If Co-Marketer or Netscape conducts a study on their respective local Web sites, both companies shall include the Services in the study, as appropriate. Co-Marketer will conduct substantially the same level and as much research and data collection regarding the Services as Co-Marketer conducts with respect to Co-Marketer Brand Service.

        8.4. Quarterly Reviews of the Services. Netscape and Co-Marketer agree to establish quarterly reviews of the Services to evaluate the success of the Services and agree to modifications and improvements to the Services.

        8.5. Design Reviews and Ownership. The graphic user interface ("GUI") of the Services shall be jointly owned by the parties, as mutually determined by the parties. Netscape and Co-Marketer shall mutually agree to all major design changes in the GUI, including, but not limited to, significant new artwork or functional changes. As part of the approval process for significant changes to the GUI the parties shall determine the ownership rights with respect to the newly added feature or functionality, and either party may decline to add such feature or functionality to the GUI. If either party has contributed to the GUI such features or functionality owned by that party, the other party shall be granted a royalty-free, irrevocable, perpetual world-wide license, without payment or other charge therefore, to use, display, perform, reproduce and distribute such feature or functionality in connection with the GUI in the Services or any successor service after the termination or expiration of this Agreement. In no event shall Netscape be entitled to a license or any ownership right in any computer code written by Co-Marketer in connection with the GUI. Any versions of the Services or successor programs or promotions to the Services operated by Netscape after termination or expiration of this Agreement shall be distinct from Co-Marketer Brand Service and shall have a concept, look and feel distinct from Co-Marketer Brand Service. Nothing contained herein shall prevent Netscape from independently developing features or functionality which are similar to the features and functionality owned by Co-Marketer and implemented in the Services, provided that no intellectual property of Co-Marketer is utilized. The parties agree that Co-Marketer is not creating the Services as a work made for hire. Except as set forth above with respect to the GUI, nothing in the Agreement shall be deemed to grant to Netscape an express or implied license or ownership right to any copyright, trademark, trade secret or patent to any technology, content, or other material of Co-Marketer created for or included in the Services, whether or not such were created at Netscape's request or with Netscape's cooperation.

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      8.6. Optimize for Netscape Technology. In order to demonstrate Netscape and Co-Marketer's support of current Internet browser technologies, Co-Marketer shall implement within each Service at least one of the following: HTML Frames, layers, absolute positioning, dynamic HTML, Java, JavaScript or the then current client software technology (or subsequent features displayable by an end user's browser) within the beta testing period of the client software. Such features shall be positioned in at the Front Page to each Service, at minimum, and the optimized content shall be fully operational and publicly accessible at the time of the release of the new Netscape client products. In addition, Co-Marketer shall, at Netscape's request, implement user interface elements and interface applications for the Service, provided that, in Co-Marketer's reasonable judgment, such implementation does not require extraordinary development efforts in the operation of the Services.

      8.7. Server Software. In order to [*] the close relationship between Co-Marketer and Netscape and [*] Co-Marketer's [*] of Netscape's products, Co-Marketer agrees to use at least [*] of Netscape [*] product (currently comprised of Netscape [*] [*] and Netscape [*]) to maintain Co-Marketer's web sites and, if requested, provide Netscape with evidence of such use.

      8.8. Traffic Building Programs. Co-Marketer shall participate in programs designed and implemented by Netscape to increase traffic to the Services, including but not limited to, Netscape's Universal Registration system or equivalent services.

        8.9. Other Co-Marketing Activities. In addition to joint activities set forth in this Section 8, the parties shall participate in other co-marketing activities related to the Services and this Agreement as agreed to by the parties from time to time.

9. Payments.

      9.1. Payment of Netscape's Portion of Shared Revenue. Co-Marketer shall pay to Netscape Netscape's portion of the shared revenues, as such revenue sharing is described in Section 10 and on Exhibit C as set forth on Exhibit C.

        9.2. Current Interest and Taxes. All amounts payable hereunder are denominated in U.S. Dollars, and all amounts payable to Netscape hereunder shall be remitted in U.S. Dollars. Any portion of amounts due and payable hereunder which has not been paid to Netscape within the applicable time set forth herein shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law. All payments due hereunder are exclusive of any applicable taxes. Co-Marketer shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If Co-Marketer is required by law to make any deduction or to withhold taxes from any sum payable to Netscape by Co-Marketer hereunder, (i) Co-Marketer shall effect such deduction or withholding remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Co-Marketer upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding Netscape receives and retains, free from liability for such deduction or withholding a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.

10. Revenue Sharing. For all pages in the Services, the parties will share revenues derived from the Services as set forth on Exhibit C.

11. Focus of Priorities. During the Term, and in order to insure that Co-Marketer's resources, priorities and attention are adequately focused on developing and maintaining the Service, Co-

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Marketer shall maintain, on a consistent basis, both the quality and resources required to operate the Services at the levels of quality and operation as agreed by the parties upon the commencement of the Services, and shall take all such steps as are required to maintain the Services to the levels of quality maintained by Co-Marketer in its operation of the Co-Marketer Brand Service and similar services operated by Co-Marketer on behalf of third parties.

12. Reporting and Audit Rights.

        12.1. Reporting. In addition to the weekly log reports to be provided by Co-Marketer as set forth in Section 4.1, within fifteen (15) days after the end of each month during the Term: (i) Co-Marketer shall provide Netscape with a report in common log format describing the total number of hits and page impressions for each of the pages in the Services, and such other tracking information as the parties shall mutually agree ("Access Logs"), and (ii) Netscape shall provide Co-Marketer with a report describing the number of redirects of traffic to the Services from Netscape's Local Web Sites and such other tracking information as the parties shall mutually agree.

        12.2. Audit Rights. Each party shall retain complete, clear and accurate records regarding its activities under this Agreement. Each June and December during the Term, the parties shall review the financial results for the Services and Access Logs. Each party shall have the right, upon no less than fifteen (15) days prior written notice to the other party, to cause an independent Certified Public Accountant to inspect and audit, during the other party's normal business hours, all relevant records of the other party upon which such other party's revenue reports are based and, in the case of Co-Marketer, the Access Logs. The costs of such audit shall be paid by the party requesting such audit, provided, however, that (1) if said inspection shall reveal an error in excess of five percent (5%) in monies due to by the party being audited, the audited party shall pay for the audit, or (2) if such audit is of Co-Marketer and if said inspection shall reveal an error in excess of five (5%) in traffic to the Service, Co-Marketer shall pay for the audit. The audit rights as described herein shall continue for two (2) months after the expiration or termination of this Agreement.

13. Term and Termination.

        13.1. Term. Unless earlier terminated pursuant to the provisions of
Section 13.2 or by Netscape as otherwise provided in this Agreement, this Agreement shall remain in force for the Term.

        13.2. Termination for Cause. In addition to rights to terminate this Agreement as set forth elsewhere in this Agreement, including but not limited to such rights as set forth in Section 7.3 and in Exhibit G attached hereto, either party shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within thirty (30) calendar days after written notice of such default the defaulting party remedies such default.

        13.3. Rights Upon Termination or Expiration. Upon expiration or termination of this Agreement, Co-Marketer shall remain obligated to provide support service and maintenance operations for the Services for a period of ninety (90) days from the time of termination or expiration. During this wind-down period, the parties shall continue to perform the services with the same level of care as specified in this Agreement, subject to Netscape's right to request termination of operation of the Services by Co-Marketer at any time, upon which Co-Marketer shall immediately cease the operations of the Services. Upon expiration or termination of this Agreement, Netscape shall have the right, without any additional payment, charge or royalty to Co-Marketer, to produce versions of the Services which do not include Co-Marketer's proprietary technology, logo or name but which might employ a graphic user interface which is substantially similar to the graphic user interfaces of the Services. In addition to the right to receive amounts

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payable at the time of the termination of expiration of this Agreement, Sections
3.3 ("Name of the Service"), 8.5 ("Design Reviews and Ownership"), 12.2 ("Audit Rights"), 13.3 ("Rights Upon Termination or Expiration"), 13.4 ("No Compensation"), 14 ("Warranties and Indemnification"), 15 ("Limitation of Liability") and 16 ("General"), and provisions on Exhibits attached hereto that provide for their survival, shall survive the termination or expiration of this Agreement for any reason. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement, shall also survive termination or expiration of this Agreement for any reason.

        13.4. No Compensation. Except for payments pursuant to Section 9 which shall have accrued prior to the termination or expiration of this Agreement, Co-Marketer shall not be entitled to any compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and Co-Marketer shall not be entitled to reimbursement in any amount for any training advertising market development, investments, leases or other costs that shall have been expended by either party before the expiration or termination of this Agreement, regardless of the reason for or method of termination of this Agreement. Co-Marketer hereby waives its rights under applicable laws for any such compensation, reimbursement or damages.

14. Warranties and Indemnification

        14.1. Title. Co-Marketer warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe on any third parties' proprietary or personal rights, (iii) it owns or licenses all rights, title and interest in and to the technology underlying the production of the Services, (iv) Netscape shall not be obligated to pay any fees or royalties for implementing the Services other than as specifically set forth in this Agreement, and (v) there are no pending or threatened lawsuits concerning any aspect of the technology underlying the Services.

        14.2. Performance. Co-Marketer warrants that the Services will function substantially in accordance with the specifications set forth in this Agreement and as the parties may determine from time to time. Co-Marketer shall repair any malfunctions of the Services within a reasonable period of time (not to exceed two (2) days) after notice by any party of such condition.

        14.3. Responsibility. Co-Marketer represents and warrants to Netscape that the Content Provider listings (other than Content Provider listings provided by Netscape, if any), advertisements and other content managed by Co-Marketer which will appear on the Services or any other areas related to the Services, and material linked to the Services and managed by Co-Marketer will not violate any criminal laws or any rights of any third parties, including but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law.

        14.4. Disclaimer. THE WARRANTIES PROVIDED BY CO-MARKETER HEREIN ARE THE ONLY WARRANTIES PROVIDED BY CO-MARKETER WITH RESPECT TO THE SERVICES. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY CO-MARKETER, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES.

        14.5. Indemnification. Co-Marketer agrees to indemnify Netscape and to hold Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to CoMarketer's breach of any of the representations and warranties set forth in Section 14.3 or arising

                                                    Confidential and Proprietary
from third party claims alleging that Netscape's exercise of its rights to benefit from the production of the Services granted by Co-Marketer hereunder infringes any trademark, patent, copyright, trade secret or other proprietary right of any third party. In connection with such indemnification, Netscape will
(i) promptly notify Co-Marketer in writing of any such claim and grant Co-Marketer control of the defense and all related settlement negotiations, and
(ii) cooperate with Co-Marketer, at Co-Marketer's expense, in defending or settling such claim; provided that if any settlement results in any ongoing liability to, or prejudices or detrimentally impacts Netscape, and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Netscape's written consent. In connection with any such claim, Netscape may have its own counsel in attendance at all public interactions and substantive negotiations at its own cost and expense.

15. Limitation of Liability. EXCEPT FOR CO-MARKETER'S OBLIGATIONS AND LIABILITY UNDER SECTION 14.5, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT, WHETHER ARISING IN TORT (INCLUDING NEGLIGENCE), CONTRACT, OR OTHERWISE, EVEN IF IT HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, IN NO EVENT SHALL NETSCAPE'S LIABILITY HEREUNDER EXCEED THE AMOUNTS [*] BY
[*] UNDER THIS AGREEMENT.

16. General.

      16.1. Governing Law. This Agreement shall be subject to and governed in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby consents to such exclusive and personal jurisdiction and venue.

      16.2. Entire Agreement. This Agreement, including the exhibits and attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

      16.3. Assignment. Co-Marketer may not assign any of its rights or delegate any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

      16.4. Notices. All notices required or permitted hereunder shall be given in writing addressed to the respective parties as set forth below and shall either be (i) personally delivered, (ii) transmitted by postage prepaid certified mail, return receipt requested, or (iii) transmitted by nationally recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or two (2) days after deposit in mail or express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection. The addresses for the parties are as follows:

                                                    Confidential and Proprietary

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



     Co-Marketer:                            Netscape:

     CyberSource Corporation                 Netscape Communications Corporation
     550 South Winchester Blvd., Suite 301   501 East Middlefield Road, MV-002
     San Jose, California 95128-2545         Mountain View, CA 94043
     Fax: (408) 241-8258                    Fax: (415) 528-4123
     Attn: [                    ]            Attn: General Counsel

     with copies to:
     Jackson Tufts Cole & Black, LLP
     60 South Market Street, 10th Floor
     San Jose, California 95113
     Fax: (408) 998-4889
     Attn: [                    ]

        16.5. Confidentiality. All disclosures of proprietary and/or confidential information in connection with this Agreement as well as the contents of this Agreement, the financial arrangements described in this Agreement, the Content Providers, advertising sales, end user information and research related to the Service shall be governed by the terms of the Mutual Nondisclosure Agreement attached hereto as Exhibit H. Except for information regarding users of the Service and as otherwise set forth herein, the information contained in the reports provided by each party hereunder shall be deemed the Confidential Information of the disclosing party. Notwithstanding the foregoing, the parties may, in its sole discretion, make publicly available the auditing of traffic results and indicate that Co-Marketer is the source of the information.

        16.6. Force Majeure. Neither party will be responsible for any failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

        16.7. Waiver. The waiver, express or implied, by either party of any breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

        16.8. Heading. The headings to the Sections and Subsections of this Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

        16.9. Independent Contractors. The parties acknowledge and agree that they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

        16.10. Severability. In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect

        16.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

                                                    Confidential and Proprietary

The parties have duly executed this Agreement as of the later of the two (2) dates set forth below.

Co-Marketer.                                   Netscape:

CYBERSOURCE CORPORATION                        NETSCAPE COMMUNICATIONS
                                               CORPORATION


By: [SIG]                                      By: [SIG]
    ------------------------------                 -----------------------------
Print Name: John Pettitt                       Print Name: Mike Homer
            ----------------------                         ---------------------
Title: Exec V.P.                               Title: Senior V.P. Marketing
       ---------------------------                    --------------------------
Date: 23 June 1997                             Date: 06/23/97
      ----------------------------                   ---------------------------


Co-Marketer Address:                           Netscape Address:
550 South Winchester Blvd., Suite 301          501 East Middlefield Road, MV-002
San Jose, California 95128-2545                Mountain View, California 94043
U.S.A.                                         U.S.A.
Attention: K. Fargo                            Attention: General Counsel
           --------------------------
Facsimile: (408) 241-8270                      Facsimile: (415) 528-4123
           --------------------------                     ----------------------
Email: KendallF@Software.net                   Email:
       ------------------------------                 --------------------------

Attached Exhibits:
   Exhibit A:      Additional Definitions
   Exhibit B:      Netscape's Local Web Sites
   Exhibit C:      Revenue Sharing
   Exhibit D:      Service
   Exhibit E:      Territories
   Exhibit F:      Pro Forma Layout of Service
   Exhibit G:      Netscape's Promotional Services, Performance Reviews
   Exhibit H:      Mutual Non-Disclosure Agreement
   Exhibit I:      End User Registration

        Attachment 1: Form of End User Registration


                                                    Confidential and Proprietary

                                    EXHIBIT A
                             Additional Definitions

Co-Marketer Brand Service: software.net

Content Provider.     A party supplying (1) a product or products (as
                      such are approved by Netscape as set forth in Exhibit D) which are marketed and distributed on the Service, and (2) information and promotional materials regarding such products, these items (1) and (2) collectively referred to as such Content Provider's "Content".

Launch Date:    August 1, 1997, subject to change by mutual agreement of the parties.

Target Market:  The Service's primary target market is the individual and corporate/business end user who would use the Service for personal use at home or the office. The Service will be available only in the English language and targeted at the U.S. and Canada markets.

Term: From:     Effective Date

        To: Second Anniversary of the Launch Date, provided, however, that the Term shall be automatically extended for a one (1) year period thereafter, provided that neither party objects to such automatic renewal during the eighteen (18) month period commencing on the Launch Date. Eighteen (18) months after the Launch Date, the parties agree to enter into exclusive negotiations for a period of sixty (60) days during which time the parties shall negotiate in good faith the terms of a one (1) year renewal period. If, at the end of such sixty (60) day negotiations, no agreement is reached as to the terms of the renewal period, this Agreement shall expire at the end of the Term.

                                                    Confidential and Proprietary

                                    EXHIBIT B
                           NETSCAPE'S LOCAL WEB SITES

NETSCAPE LOCAL WEB SITE                       URL FOR LOCAL Page
-----------------------                       ------------------
U.S. English                                  http://home.netscape.com

                                                    Confidential and Proprietary

                                    EXHIBIT C
                                 Revenue Sharing

1. Net Revenues. Net Revenue will be allocated [*]

2. [*]

3. Payment Terms. Amounts payable by Co-Marketer to Netscape hereunder shall accrue upon receipt by Co-Marketer of Net Revenues. Within thirty (30) days after the end of each Reporting Period during the Term of this Agreement, Co-Marketer shall deliver to Netscape a report describing in detail the calculation of Net Revenue for such Reporting Period, and shall remit to Netscape Netscape's portion of such Net Revenue calculated as described above. Amounts payable by [*] to [*] hereunder shall accrue upon receipt by [*] of [*]. Within thirty (30) days after the end of each Reporting Period during the Term of this Agreement, Netscape shall deliver to Co-Marketer a report describing in detail the calculation of Advertising Revenue for such Reporting Period, and shall remit to Co-Marketer Co-Marketer's portion of such Advertising Revenue calculated as described above.

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                                       1


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


                                    EXHIBIT D
                                     Service

1. Description of Service. The primary features and functions of the Service is the marketing and distribution of, and sale of licenses to use, Titles (as defined below), such marketing to include, but not be limited to, the provision of facilities for the immediate downloading of Titles by potential customers for evaluation purposes. Features of the Service shall be mutually agreed by Co-Marketer and Netscape. The Service will be modeled after, yet differentiated from, the Co-Marketer Brand Service. Notwithstanding the foregoing, Co-Marketer shall develop, subject to Netscape's approval, the concept, look and feel of the Service to be distinct from Co-Marketer Brand Service. Access to and use of the information provided on the Service will be provided free of charge to end users. The Service will begin on or before the Launch Date. The Service will operate as an on-line storefront and manage the marketing and distribution of products created and/or distributed by Netscape's developers, the carrying of such products on the Service to be subject to Netscape's prior approval as set forth in paragraph 3 below. In addition to obligations set forth elsewhere in this Agreement, Co-Marketer shall be responsible for (a) the negotiation of agreements with Content Providers regarding their participation in the Service,
(b) the initial identification of proposed products to be included as Titles (as defined below) in the Service, (c) the provision of technical and customer support to end users of the Service, both by e-mail and telephone, (d) the recording of transactions effected by means of the Service, including the collection of revenue resulting therefrom and payment of any corresponding sales and other taxes, (e) except as otherwise set forth in this Agreement, all merchandising and promotions related to the Service, and the scheduling thereof,
(f) the provision of end user license agreements and proof of destruction agreements will all Titles distributed by means of the Service, (g) actively pursuing any product-related leads presented by Netscape to Co-Marketer, (h) the maintenance of consistent and good relations with Netscape's developers including without limitation, Content Providers, and (i) the development of editorial content, other than that provided by publishers, developers and other third parties, related to the products marketed on the Service, such development to occur as agreed by the parties. As used herein, "Netscape's developers" refers to those parties that develop software that operate in conjunction with the Netscape ONE product platform.

2. End User Registration. If an end user elects either to purchase a license to a Title or Titles or download a Title or Titles for evaluation through the Service, the end user will have to register with the Service, as such registration is set forth on Exhibit I.

3. Customer Service. Co-Marketer shall be responsible for all customer service related to the marketing and distribution of the Titles, with the standards for such customer service, including content and response time, to be mutually agreed by Co-Marketer and Netscape. Co-Marketer shall be solely responsible for supplying the necessary levels of staffing to support such customer service in light of the projected growth in visitors to and transactions on the Service. In the event Co-Marketer elects to delegate its customer support responsibilities to a third party, Co-Marketer shall ensure that the services provided by such third party meet or exceed the standards for customer services set forth herein and as agreed to by Co-Marketer and Netscape prior to and after such delegation.

4. Netscape Approval of Products. All products to be marketed for potential sale on the Service must be compatible with the Netscape ONE platform, provided, however, that Netscape may waive this requirement for a particular product in its sole discretion. In addition, prior to displaying any product on the Service, Co-Marketer shall send to Netscape, by means of e-mail sent to an e-mail address specified by Netscape from time to time, a description of such product. Within three (3) business days of receipt of such e-mail, Netscape shall notify Co-Marketer of its determination of such product's appropriateness for inclusion in the Service. Such determination

                                                    Confidential and Proprietary
shall be in Netscape's [*]. Co-Marketer [*] any Product in the Service for which [*] an [*] from Netscape of such products [*] for [*] in the Service. In addition, while the general purpose of inclusion in the Service of any product is to maximize the profits of the Service, Netscape [*] to [*] products that [*] in the Service for [*] or other purposes, and Co-Marketer [*] such products in the Service and [*] such products [*] in the Services [*] to that of [*] available in the Service. A product included in the Service is herein referred to as a "Title".

                                                    Confidential and Proprietary



                                       2


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



                                    EXHIBIT E
                                   Territories

          Target Language               Geographic Territory
          ---------------               --------------------
          English                       United States and Canada

                                                    Confidential and Proprietary

                                    EXHIBIT F
                           Pro Forma Layout of Service


                                                    Confidential and Proprietary

                                    EXHIBIT G
              Netscape's Promotional Services; Performance Reviews

1. Netscape's Local Web Sites. Pages of Netscape's Local Web Sites deemed by Netscape in its sole discretion as likely to attract qualified prospective customers of the Services shall feature a prominent link to the local-language and geographically-appropriate Service in a location and format as Netscape shall determine. Such pages may include, in Netscape's sole discretion, the home page, the main Netscape client and server software download pages, the download "thank you" page, the Netscape General Store page, the Netscape General Store "thank you" page, the Software Direct page and the Intranet Solutions page.

2. Netscape Products and Services. During the Term, Netscape shall include information regarding the Services in "Netscape Communicator News", "The Netscape Channel" available to users of the Netscape Netcaster program, "Software Direct" newsletters, and in the Netscape developer community by means of Netscape's monthly newsletters and DevEdge web site. The frequency and content of such information shall be in the sole discretion of Netscape.

3. Netscape Software. During the Term, at Co-Marketer's request Netscape shall make available to Co-Marketer, for no additional fee, Netscape products and software solely for Co-Marketer's use in developing, maintaining and enhancing the Services during the Term. Upon expiration or termination of this Agreement, Co-Marketer shall return, and erase all copies of, all Netscape products and software provided by Netscape pursuant to this paragraph.

4. [*]

   Period                                         Page Views     Net Revenue
   ------                                         ----------     -----------
   [*]                                                [*]            [*]


[*]

                (1)     [*]


                (2)     [*]


                (3)     [*]


                                                    Confidential and Proprietary



                                       1


*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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


                                    EXHIBIT H
                         Mutual Non-Disclosure Agreement


                                                    Confidential and Proprietary

                                    EXHIBIT I
                              End User Registration

1. Registration Process. End users who wish to purchase a license for a Title or Titles or download a Title or Titles for evaluation through the Service will have to register with such Service. User registration information [*] during the [*] process and prior to the downloading of any product. In addition, the user registration page will be linked to the Front Page as well as all other appropriate pages in the Service. Initially, each Service will use Co-Marketer Brand Service's registration back-end database in conjunction with a co-branded front-end form of registration presented to end users. Such form of registration shall be substantially similar to Attachment 1 attached hereto. At the time the end user is asked to register, the end user will be notified as to what [*] is required for them to provide, how the [*] will [*] and who will have [*] to the [*] as described in Attachment 1. Co-Marketer will [*] to Netscape the [*] during the registration process at a time interval and format to be mutually agreed upon by the parties. The parties hereto acknowledge that it is their intent to integrate the Services' user registration processes with Netscape's "Universal Registration" system when such system becomes available. At such time as each registration process is transferred to Netscape, Netscape shall use reasonable commercial efforts to collect the same data from each Service registration process as was collected by Co-Marketer. At such time as Netscapes "Universal Registration" system is deployed, Netscape will provide to Co-Marketer information about users registering for the Services by means of the "Universal Registration" system in a format and timeframe to be mutually agreed upon by Netscape and Co-Marketer. Netscape and Co-Marketer shall use reasonable commercial efforts to coordinate the prompt transfer of user information from Netscape to Co-Marketer at such time as Netscape's "Universal Registration" system is used in connection with the Services.

2. Additional User Information. If Co-Marketer [*] information about [*] the Services, in addition to information [*] during the registration process, such information [*] to Netscape in a format and time frame as the parties shall mutually agree.

3. [*] Confidential; Ownership. Information [*] provided by [*] during registration with the Service, as well as information [*] provided from or about [*], shall be the Confidential Information of and [*] by [*]. During the Term, either party [*] such Confidential Information [*] for [*], in joint promotional efforts related to the Services, but [*] such Confidential Information to any third party. Notwithstanding the foregoing, (i) information [*] may be aggregated and such aggregated information shall not be deemed Confidential Information, provided such disclosure of information conforms with Netscape's policy regarding the protection of [*], (ii) Netscape shall [*] any [*] of [*] of the Service obtained during the Term of this Agreement, (iii) Co-Marketer shall own information that it obtains independent of the operation of the Service, and (iv) Co-Marketer shall be entitled to use any [*] obtained through the operation of the Service in connection with [*] reporting by Co-Marketer, [*] support of Service [*], and [*] database maintenance and operations. The provisions of this paragraph shall survive termination or expiration of this Agreement

                                                    Confidential and Proprietary


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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                                       1
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                           ATTACHMENT 1 TO EXHIBIT I
                           Form of User Registration


                                                    Confidential and Proprietary

                                 AMENDMENT NO. 1
                         Co-Marketing Services Agreement

                                  No: 002949-1

This Amendment No. 1 (the "Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and CyberSource Corporation, a California corporation ("Licensee"), with a usual place of business at 550 South Winchester Boulevard, Suite 301, San Jose California 95128 effective as of the date of execution by Netscape ("Effective Date").

WHEREAS, the parties have entered into a Co-Marketing Services effective June 23rd, 1997 (the "Agreement") for distribution of certain third party products on the Internet through Licensee's affiliate, software.net, under the terms and conditions therein; and

WHEREAS, the parties wish to modify and supplement the provisions of the Agreement to enable software.net to distribute "shrink-wrapped" versions of certain third party products through Netscape Software Depot by software.net;

NOW THEREFORE, the parties hereto, in consideration of the terms and conditions herein, agree as follows:

1.      [*]

2. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment as in the Agreement.

3. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and Agreement with respect to this subject matter are superseded by the Agreement and this Amendment.

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



6. This Agreement can be executed in counterparts or by facsimile, each of which shall be an original, but all of which shall constitute one Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Effective Date.

NETSCAPE COMMUNICATIONS CORPORATION               CYBERSOURCE CORPORATION

By: [SIG]                                    By: [SIG]
    -------------------------------              -------------------------------
             Signature                                      Signature
Name: [SIG]                                  Name: [SIG]
      -----------------------------                -----------------------------
           Print or Type                                  Print or Type
Title: Director of Revenue                   Title: CTO
       ----------------------------                 ----------------------------
Date: 3/9/98                                 Date: 3/9/98
      -----------------------------                -----------------------------

                                                    Confidential and Proprietary




                                       2